Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Neill Bellamy
1100 Boulders Parkway	Phone: 804/330-1211
Richmond, Virginia 23225	E-mail: neill.bellamy@tredegar.com
Website: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR COMPLETES SALE OF PERSONAL CARE FILMS BUSINESS TO FITESA

RICHMOND, VA, November 2, 2020 – Tredegar Corporation (NYSE:TG) announced today that it has completed the previously announced sale of its personal care films (“Personal Care Films”) business to affiliates of Fitesa S.A.

 Commenting on the sale, John Steitz, Tredegar’s president and chief executive officer said, “We believe that in combination with Fitesa, a worldwide leader in nonwoven fabrics, Tredegar’s former personal care business will have improved opportunities for growth.”

Cash proceeds from the sale net of transaction costs, purchase price adjustments and transition services are estimated at $45 to $50 million.  Net cash income tax costs or benefits relating to the transaction are expected to be negligible.   The transaction excludes the packaging film lines and related operations located at the Pottsville, Pennsylvania manufacturing site (“Pottsville Packaging”), which will now be reported within the Surface Protection component of PE Films.

The Personal Care Films business will be reported in the Company’s third quarter financial results as a discontinued operation.

Tredegar Corporation is an industrial manufacturer with three primary businesses: custom aluminum extrusions for the North American building and construction, automotive and specialty markets; surface protection films for high technology applications in the global electronics industry; and specialized polyester films primarily for the Latin American flexible packaging market. Tredegar had 2019 sales from continuing operations of $826 million. With approximately 2,500 employees, the Company operates manufacturing facilities in North America, South America and Asia.

TREDEGAR COMPLETES SALE OF PERSONAL CARE FILMS TO FITESA, page 2

Forward-Looking Statements

Some of the information contained in this press release may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. When we use the words “believe,” “estimate,” “anticipate,” “appear to,” “expect,” “project,” “plan,” “likely,” “may” and similar expressions, Tredegar does so to identify forward-looking statements. Such statements are based on Tredegar’s then current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. It is possible that actual results may differ, possibly materially, from the forward-looking statements provided in this press release. Accordingly, you should not place undue reliance on these forward-looking statements.  Factors that could cause actual results to differ from expectations include, without limitation, the following: possible disruptions to employee relationships and business operations caused by the Personal Care Films transaction; Tredegar’s ability to deliver transition services to the sold business as required under the sale agreement in a cost-effective manner; and the other factors discussed in the reports Tredegar files with or furnishes to the Securities and Exchange Commission (the “SEC”) from time to time, including the risks and important factors set forth in additional detail in “Risk Factors” in Part I, Item 1A of Tredegar’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A of Tredegar’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Readers are urged to review and consider carefully the disclosures Tredegar makes in its filings with the SEC.

Tredegar does not undertake, and expressly disclaims any duty, to update any forward-looking statement made in this press release to reflect any change in management’s expectations or any change in conditions, assumptions or circumstances on which such statements are based, except as required by applicable law.
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